UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025

EXAGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39049	20-0434866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1261 Liberty Way

Vista, CA 92081

(Address of principal executive offices) (Zip Code)

(760) 560-1501

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XGN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Perceptive Term Loan Facility

On April 25, 2025 (the “Closing Date”), Exagen Inc. (the “Company”) entered into a Credit Agreement and Guaranty (the “Credit Agreement”) with Perceptive Credit Holdings IV, LP, as lender and administrative agent (“Perceptive”), which provides for a senior secured delayed draw term loan facility in an aggregate principal amount of up to $75.0 million (the “Perceptive Term Loan Facility”). An initial tranche of $25.0 million (the “Tranche A Loan”) was funded under the Perceptive Term Loan Facility on the Closing Date. In addition to the Tranche A Loan, the Perceptive Term Loan Facility includes (i) available through March 31, 2026, an additional Tranche B Loan in an aggregate amount of up to $10.0 million (the “Tranche B Loan”), (ii) available from March 31, 2026 through December 31, 2026, an additional Tranche C Loan in an aggregate amount of up to $10.0 million (the “Tranche C Loan”) and (iii) until December 31, 2027, an additional Tranche D Loan in an aggregate amount of up to $30.0 million (the “Tranche D Loan” and together with the Tranche A Loan, the Tranche B Loan, and the Tranche C Loan, the “Term Loans”), each of which will be accessible by the Company so long as the Company satisfies certain customary conditions precedent, including specified revenue milestones (the funding date of the Tranche B Loan, the “Tranche B Borrowing Date,” the funding date of the Tranche C Loan, the “Tranche C Borrowing Date,” and the funding date of the Tranche D Loan, the “Tranche D Borrowing Date”) and, for the Tranche D Loan, subject to certain business development milestones. The Perceptive Term Loan Facility has a maturity date of April 25, 2030 (the “Maturity Date”) and provides for an interest-only period during the term of the loan with principal due at the Maturity Date. The Company’s net proceeds from the Tranche A Loan were approximately $22.8 million, after deducting estimated debt issuance costs, fees and expenses and excluding any repayment of existing debt.

Interest Rate

The Perceptive Term Loan Facility will accrue interest at an annual rate equal to the greater of (a) Term SOFR (as defined in the Credit Agreement) and (b) 4.75% per annum, plus an applicable margin of 7% (the “Applicable Margin”). Accrued interest on the Term Loans is payable monthly in arrears. Upon the occurrence, and during the continuance, of an Event of Default (as defined in the Credit Agreement), Perceptive may make a written election for the Applicable Margin to automatically increase by an additional 4% per annum.

Amortization and Prepayment

Prior to the Maturity Date, there will be no scheduled principal payments under the Perceptive Term Loan Facility. On the Maturity Date, the Company is required to pay Perceptive the aggregate outstanding principal amount of the Term Loans and all accrued and unpaid interest thereon. The Term Loans may be prepaid at any time, subject to a prepayment premium equal to 2% to 10% of the aggregate outstanding principal amount being prepaid, depending on the date of prepayment.

Security Instruments and Warrant

In connection with the Credit Agreement, the Company also entered into a Security Agreement (the “Security Agreement”), dated as of the Closing Date, with Perceptive, pursuant to which all of its obligations under the Credit Agreement are secured by a first lien perfected security interest on substantially all of its existing and after-acquired assets, subject to customary exceptions.

In addition, on the Closing Date, as consideration for the Credit Agreement, the Company issued to Perceptive a warrant certificate (the “Warrant Certificate”) to purchase up to 1,150,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). 400,000 Warrant Shares (the “Tranche A Warrant Shares”) vested and became exercisable on the Closing Date, 150,000 Warrant Shares (the “Tranche B Warrant Shares”) will vest and become exercisable on the Tranche B Borrowing Date, 150,000 Warrant Shares (the “Tranche C Warrant Shares”) will vest and become exercisable on the Tranche C Borrowing Date and 450,000 Warrant Shares (the “Tranche D Warrant Shares” and together with the Tranche A Warrant Shares, Tranche B Warrant Shares and Tranche C Warrant Shares, the “Warrant Shares”) will vest and become exercisable on the Tranche D Borrowing Date, if such borrowing is made. The per share exercise price for (i) 50% of the Tranche A Warrant Shares is $4.96 and (ii) the remaining balance of the Tranche A Warrant Shares is $5.58. Additionally, the per share exercise price for (i) 50% of each of the Tranche B Warrant Shares, the Tranche C Warrant Shares and the Tranche D Warrant Shares will be equal to the 10-day VWAP of the Common Stock on the business day immediately preceding the Tranche B Borrowing Date, Tranche C Borrowing Date and Tranche D Borrowing Date, as applicable, and (ii) the remaining balance of each of the Tranche B Warrant Shares, the Tranche C Warrant Shares and the Tranche D Warrant Shares will be equal to 1.125 multiplied by the 10-day VWAP of the Common Stock on the business day immediately preceding the Tranche B Borrowing Date, Tranche C Borrowing Date and Tranche D Borrowing Date, respectively. The Warrant Certificate will be exercisable, in whole or in part, until the 10th anniversary of the applicable vesting date, and may be exercised on a cashless or “net” basis. The Warrant Certificate is freely transferable and will be automatically exercised, on a cashless basis, prior to its expiration if the value of the shares underlying the Warrant Certificate is greater than the then-applicable exercise price. The exercise prices described herein are subject to broad-based weighted anti-dilution protection adjustment for certain dilutive issuances and for certain recapitalization events, as further described in the Warrant Certificate.

The issuance of the Warrant Certificate has not been, and the sale of the Warrant Shares issuable upon exercise of the Warrant Certificate have not been, registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act. Pursuant to the Warrant Certificate, the Company has granted Perceptive certain customary piggy-back and resale registration rights in respect of the Warrant Shares.

Representations, Warranties, Covenants, and Events of Default

The Credit Agreement contains certain representations and warranties, affirmative covenants, negative covenants, financial covenants, and conditions that are customarily required for similar financings. The affirmative covenants, among other things, require the Company to undertake various reporting and notice requirements, maintain insurance and maintain in full force and effect all Regulatory Approvals, Material Agreements, Intellectual Property (each as defined in the Credit Agreement) and other rights, interests or assets (whether tangible or intangible) reasonably necessary for the operations of its business. The negative covenants restrict or limit the Company’s ability to, among other things and subject to certain exceptions contained in the Credit Agreement, incur new indebtedness; create liens on assets; engage in certain fundamental corporate changes, such as mergers or acquisitions, or changes to the Company’s business activities; make certain Investments or Restricted Payments (each as defined in the Credit Agreement); change the Company’s fiscal year; pay dividends; repay other certain indebtedness; engage in certain affiliate transactions; or enter into, amend or terminate any other agreements that has the impact of restricting the Company’s ability to make loan repayments under the Credit Agreement. In addition, the Company must (i) at all times prior to the Maturity Date, maintain aggregate Unrestricted Cash (as defined in the Credit Agreement) of not less than $3.0 million and (ii) as of the last day of each fiscal quarter commencing on the fiscal quarter ending June 30, 2025, maintain Net Revenue (as defined in the Credit Agreement) that is not less than the amounts specified in the Credit Agreement.

The Credit Agreement also contains certain customary Events of Default which include, among others, non-payment of principal, interest, or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material contracts, certain regulatory-related events and events constituting a change of control. The occurrence of an Event of Default could result in, among other things, the declaration that all outstanding principal and interest under the Perceptive Term Loan Facility are immediately due and payable in whole or in part.

The foregoing summaries of the Credit Agreement, the Security Agreement and the Warrant Certificate are not complete and are qualified in their entirety by reference to the full text of each of the Credit Agreement, the Security Agreement and the Warrant Certificate, copies of which are filed as exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Perceptive Term Loan Facility is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information required by this Item 3.02 relating to the Warrant Certificate and the Warrant Shares is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 28, 2025, the Company issued a press release announcing the entry into the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Warrant Certificate, dated April 25, 2025, issued by the Company to Perceptive Credit Holdings IV, LP.

10.1*#	Credit Agreement and Guaranty, dated April 25, 2025, by and among the Company and Perceptive Credit Holdings IV, LP.

10.2*	Security Agreement, dated April 25, 2025, by and among the Company and Perceptive Credit Holdings IV, LP.

99.1	Press Release, dated April 28, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

#

Confidential information has been omitted because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential pursuant to Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAGEN INC.

Date: April 28, 2025	By:	/s/ Jeffrey G. Black
Jeffrey G. Black
Chief Financial Officer